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                                                                 EXHIBIT - 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors Mossimo, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-10071) on Form S-8 of Mossimo, Inc. of our report dated February 7, 2003, with respect to the balance sheet of Mossimo, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows, for the year ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Mossimo, Inc.


/s/ KPMG LLP

KPMG LLP
Los Angeles, California
March 4, 2003